EXHIBIT 32.1

WRITTEN STATEMENT

OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 filed by PHC, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: February 14, 2008	/s/ Bruce A. Shear
Bruce A. Shear
President
Chief Executive Officer

Date: February 14, 2008	/s/ Paula C. Wurts
Paula C. Wurts
Treasurer
Chief Financial Officer

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